Exhibit 99.1

Mustang Bio Reports First Quarter 2019 Financial Results and Recent Corporate Highlights

New York, NY – May 10, 2019 – Mustang Bio, Inc. (“Mustang”) (NASDAQ: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases, today announced financial results and recent corporate highlights for the first quarter ended March 31, 2019.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, said, “The beginning of 2019 has been an exciting time for Mustang and provides great momentum for the rest of the year. Last month, we were thrilled to announce positive Phase 1/2 data published by our partner, St. Jude Children’s Research Hospital (St. Jude), in the New England Journal of Medicine, regarding the curative potential of MB-107, a lentiviral gene therapy for infants under the age of two years old with X-linked severe combined immunodeficiency, otherwise known as XSCID. Additionally, earlier this year, we partnered and entered into an exclusive worldwide license agreement with Nationwide Children’s Hospital to develop MB-108, oncolytic virus C134, for the treatment of glioblastoma multiforme. Most recently, Mustang announced the initiation of City of Hope’s CS1 chimeric antigen receptor (CAR) T cell therapy trial, MB-104. The Phase 1 clinical trial has begun enrolling patients and is the first autologous CAR T trial to target the CS1 protein, which is expressed by cancer cells in nearly all multiple myeloma patients.”

Dr. Litchman continued, “We are also pleased to have raised a total of $69 million so far in 2019, bringing our total post-offering cash to approximately $89 million. This financial runway enables us to continue to progress the development of our eight gene and CAR T cell therapy product candidates. We anticipate achieving more exciting milestones in the coming months, including transferring the MB-107 IND from St. Jude to Mustang, filing Mustang’s first INDs for its CD123 and CS1 CAR T programs, and potentially reporting additional CAR T data in the fourth quarter.”

Financial Results:

•	As of March 31, 2019, Mustang’s consolidated cash, cash equivalents, short-term investments (certificates of deposit) and restricted cash totaled $41.1 million, compared to $34.6 million as of December 31, 2018, an increase of $6.5 million for the quarter.
•	Research and development expenses were $7.0 million for the first quarter of 2019, compared to $4.3 million for the first quarter of 2018. Non-cash, stock-based compensation expenses included in research and development were $0.1 million for first quarter of 2019, compared to $1.5 million for the first quarter of 2018.
•	Research and development expenses from license acquisitions totaled $0.5 million for the first quarter of 2019, compared to $0.1 million for the first quarter of 2018.
•	General and administrative expenses were $2.3 million for the first quarter of 2019, compared to $2.1 million for the first quarter of 2018. Non-cash, stock-based compensation expenses included in general and administrative expenses were $0.7 million for the first quarter of 2019, compared to $0.5 million for the first quarter of 2018.
•	Net loss attributable to common stockholders was $9.6 million, or $0.34 per share, for the first quarter of 2019, compared to $6.3 million, or $0.24 per share, for the first quarter of 2018.

Recent Corporate Highlights:

•	In February 2019, Mustang announced that it partnered and entered into an exclusive worldwide license agreement with Nationwide Children’s Hospital to develop MB-108, an oncolytic virus (C134), for the treatment of glioblastoma multiforme. Mustang intends to combine MB-108 with MB-101 (IL13Rα2-specific CAR) to potentially enhance efficacy in treating glioblastoma multiforme.
•	In April 2019, Mustang announced that it had entered into a $20 million debt financing agreement with Horizon Technology Finance Corporation. Fifteen million of the $20 million loan was funded upon closing. The remaining $5 million may be funded upon Mustang achieving certain predetermined milestones. In connection with the debt financing, Mustang issued Horizon warrants to purchase up to 288,184 shares of its common stock at an exercise price of $3.47 per share.
•	Also in April 2019, the New England Journal of Medicine published St. Jude data from a Phase 1/2 clinical trial of a lentiviral gene therapy for the treatment of newly diagnosed infants under two years old with XSCID. Data demonstrate the lentiviral gene therapy achieved normalization of T-cell numbers in all eight newly diagnosed infants with XSCID to date, and disseminated infections resolved completely in all affected infants. Seven of the eight infants treated have developed normal IgM levels to date. Four of those seven infants have discontinued monthly infusions of intravenous immunoglobulin (IVIG) therapy to date. Three of those four infants who discontinued monthly IVIG infusions have responded to vaccines to date.
•	In May 2019, Mustang completed an underwritten public offering, including a full over-allotment option exercise, that raised gross proceeds of $31.6 million, excluding underwriting discounts, commissions and other offering-related expenses.
•	Also in May 2019, Mustang announced that City of Hope had begun enrolling patients with relapsed or treatment-resistant multiple myeloma in an innovative CS1 CAR T cell therapy (MB-104) trial.

About Mustang Bio

Mustang Bio, Inc. (“Mustang”) is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR T and CRISPR/Cas9-enhanced CAR T therapies across multiple cancers, as well as a lentiviral gene therapy for XSCID. Mustang is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission. Mustang was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). For more information, visit www.mustangbio.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contacts:

Jaclyn Jaffe and William Begien

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Investor Relations Contact:

Daniel Ferry

LifeSci Advisors, LLC

(617) 535-7746

daniel@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 940-0135

tplohoros@6degreespr.com

MUSTANG BIO, INC.

Condensed Balance Sheets

($ in thousands, except for share and per share amounts)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$35,600	$16,469
Short-term investments (certificates of deposit)	5,044	17,604
Other receivables - related party	111	-
Prepaid expenses and other current assets	857	1,052
Total current assets	41,612	35,125

Property, plant and equipment, net	6,377	6,465
Fixed assets - construction in process	487	393
Restricted cash	500	500
Other assets	261	271
Operating lease right-of-use asset, net	1,248	-
Total Assets	$50,485	$42,754

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$6,656	$5,381
Payables and accrued expenses - related party	618	236
Operating lease liabilities - short-term	99	-
Total current liabilities	7,373	5,617

Deferred rent payable	-	741
Notes payable	12,725	-
Operating lease liabilities - long-term	1,909	-
Total Liabilities	22,007	6,358

Commitments and Contingencies

Stockholders' Equity
Preferred stock ($0.0001 par value), 2,000,000 shares authorized, 250,000 shares of Class A preferred stock issued and outstanding as of March 31, 2019 and December 31, 2018	-	-
Common Stock ($0.0001 par value), 50,000,000 shares authorized
Class A common shares, 1,000,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018	-	-
Common shares, 27,561,433 and 26,610,183 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	3	3
Common stock issuable, 0 and 709,314 shares as of March 31, 2019 and December 31, 2018, respectively	-	2,085
Additional paid-in capital	117,158	113,378
Accumulated deficit	(88,683)	(79,070)
Total Stockholders’ Equity	28,478	36,396
Total Liabilities and Stockholders’ Equity	$50,485	$42,754

MUSTANG BIO, INC.

Condensed Statements of Operations

($ in thousands, except for share and per share amounts)

(Unaudited)

	For the three months ended March 31,
	2019	2018
Operating expenses:
Research and development	$6,960	$4,292
Research and development – licenses acquired	450	75
General and administrative	2,344	2,060
Total operating expenses	9,754	6,427
Loss from operations	(9,754)	(6,427)

Other income (expense)
Interest income	152	146
Interest expense	(11)	-
Total other income	141	146
Net Loss	$(9,613)	$(6,281)

Net loss per common share outstanding, basic and diluted	$(0.34)	$(0.24)

Weighted average number of common shares outstanding, basic and diluted	27,945,802	26,387,445